Exhibit 99.1

October 26, 2004

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports Third Quarter Results

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) today reported net income of $38.1 million or $0.93 per diluted share for the three months ended September 30, 2004 compared with $75.6 million or $1.84 per diluted share for the same period a year ago. The decline in third quarter net income in 2004 compared with 2003 is primarily the result of a $1.7 billion whole loan sale in automobile contracts and the commensurate gain on sale and reduction of allowance for credit losses in the third quarter a year ago. For the nine months ended September 30, 2004, net income increased to $139 million or $3.37 per diluted share compared with $134 million or $3.26 per diluted share for the same period a year earlier. Net income for the nine months ended September 30, 2004 was positively impacted by improving credit quality and the effects of a $1.5 billion whole loan sale in the first quarter of 2004 even as the Company’s average portfolio of owned automobile contracts declined to $8.3 billion for the nine months ended September 30, 2004 compared with $8.8 billion for the same period a year earlier.

“One of the primary drivers of this quarter’s results was the significant improvement in asset quality,” said Tom Wolfe, CEO of WFS Financial. “Our emphasis on risk-focused underwriting, our shift to higher quality contracts, our effective servicing platform and an improving economy are producing continued improvement in our asset quality.”

Annualized credit loss experience improved 63 basis points to 1.95% of average managed automobile contracts for the third quarter compared with 2.58% for the same period a year earlier. For the nine months ended September 30, 2004, credit loss experience improved 61 basis points to 1.98% compared with 2.59% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 46 basis points to 2.24% at September 30, 2004 compared with 2.70% a year ago.

The provision for credit losses increased to $60.0 million for the three months ended September 30, 2004, compared with $24.6 million for the same period a year earlier due primarily to the whole loan sale of automobile contracts in the third quarter of 2003. The provision for credit losses declined to $133 million for the nine months ended September 30, 2004, compared with $164 million for the same period a year ago primarily as a result of lower chargeoff experience and stronger portfolio characteristics. At September 30, 2004, the allowance for credit losses totaled $240 million or 2.6% of loans receivable compared with $240 million or 2.8% at December 31, 2003.

Automobile contract purchases totaled $1.8 billion for the third quarter of 2004, a 7% increase from the same period a year earlier. For the nine months ended September 30, 2004, automobile contract purchases totaled $5.1 billion, a 9% increase, compared with $4.6 billion a year ago. The Company’s portfolio of managed automobile contracts grew to $11.4 billion at September 30, 2004, up from $10.5 billion a year earlier.

Net interest income declined to $149 million for the third quarter compared with $157 million for the same period a year earlier while noninterest income increased to $36.5 million for the third quarter compared with $31.1 million for the same respective periods excluding the cash gain on sale of $18.7 million. For the nine months ended September 30, 2004, net interest income declined to $425 million compared with $454 million for the same period a year earlier while noninterest income increased to $120 million compared with $111 million for the same respective period. The decline in net interest income and the corresponding increase in noninterest income are primarily the result of whole loan sales in the third quarter of 2003 and the first quarter of 2004. WFS receives a servicing fee for continuing to service these loans.

Noninterest expense increased to $62.2 million or 2.21% of average managed contracts for the third quarter compared with $57.6 million or 2.24% of average managed contracts for the same period a year earlier. For the nine months ended September 30, 2004, noninterest expense increased to $183 million or 2.22% of average managed contracts compared with $179 million or 2.41% of average managed contracts a year ago.

Earnings Conference Call

WFS Financial, along with its parent, Westcorp, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Wednesday, October 27, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of October 26, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$223,494	$251,477	$653,105	$750,577
Other	3,555	2,220	8,219	7,484

TOTAL INTEREST INCOME	227,049	253,697	661,324	758,061
Interest expense:
Notes payable on automobile secured financing	68,586	85,830	203,755	272,678
Other	9,688	10,447	32,352	31,733

TOTAL INTEREST EXPENSE	78,274	96,277	236,107	304,411

NET INTEREST INCOME	148,775	157,420	425,217	453,650
Provision for credit losses	59,957	24,551	133,354	164,222

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	88,818	132,869	291,863	289,428
Noninterest income:
Automobile servicing	35,205	29,982	104,468	88,062
Gain on sale of contracts		18,725	13,792	18,725
Other	1,312	1,148	2,134	3,899

TOTAL NONINTEREST INCOME	36,517	49,855	120,394	110,686
Noninterest expense:
Salaries and associate benefits	39,171	36,052	118,919	111,508
Credit and collections	7,989	8,618	24,054	26,515
Data processing	3,739	4,037	11,455	12,822
Occupancy	2,851	3,364	8,479	10,040
Telephone	1,151	1,229	3,330	3,688
Other	7,273	4,263	16,483	14,107

TOTAL NONINTEREST EXPENSE	62,174	57,563	182,720	178,680

INCOME BEFORE INCOME TAX	63,161	125,161	229,537	221,434
Income tax	25,057	49,610	90,979	87,683

NET INCOME	$38,104	$75,551	$138,558	$133,751

Earnings per common share:
Basic	$0.93	$1.84	$3.38	$3.26

Diluted	$0.93	$1.84	$3.37	$3.26

Weighted average number of common shares outstanding:
Basic	41,037,813	41,026,679	41,035,873	41,023,935

Diluted	41,080,978	41,076,405	41,078,722	41,069,573

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	September 30, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$55,268	$79,314
Other short-term investments –– parent	199,146	763,921

Cash and due from banks	254,414	843,235
Restricted cash	332,086	245,399
Contracts receivable	9,105,779	8,716,268
Allowance for credit losses	(240,392)	(239,697)

Contracts receivable, net	8,865,387	8,476,571
Accrued interest receivable	50,584	55,275
Premises and equipment, net	31,883	29,206
Other	96,715	119,074

TOTAL ASSETS	$9,631,069	$9,768,760

LIABILITIES
Lines of credit –– parent	$43,108	$21,811
Notes payable on automobile secured financing	7,948,890	8,157,601
Notes payable –– parent	300,000	400,820
Amounts held on behalf of trustee	209,310	243,072
Other	145,614	126,587

TOTAL LIABILITIES	8,646,922	8,949,891
SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,038,003 shares at September 30, 2004 and 41,033,901 shares at December 31, 2003)	338,328	338,291
Paid-in capital	6,280	6,280
Retained earnings	645,746	507,188
Accumulated other comprehensive loss, net of tax	(6,207)	(32,890)

TOTAL SHAREHOLDERS’ EQUITY	984,147	818,869

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,631,069	$9,768,760

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended September 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,605,463	$223,494	10.33%	$8,937,943	$251,477	11.16%
Investment securities	955,623	3,555	1.48	818,003	2,220	1.08

Total interest earning assets	$9,561,086	227,049	9.45%	$9,755,946	253,697	10.32%

Interest bearing liabilities:
Lines of credit — parent	$43,008	463	4.28%	$50,488	265	2.08%
Notes payable — parent	327,121	8,290	10.14	401,374	9,937	9.90
Notes payable on automobile secured financing	7,970,739	68,586	3.44	8,220,400	85,830	4.18
Other	300,948	935	1.24	206,450	245	0.47

Total interest bearing liabilities	$8,641,816	78,274	3.62%	$8,878,712	96,277	4.34%

Net interest income and interest rate spread		$148,775	5.83%		$157,420	5.98%

Net yield on average interest earning assets			6.17%			6.45%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

	For the Nine Months Ended September 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,259,679	$653,105	10.56%	$8,823,266	$750,577	11.37%
Investment securities	906,891	8,219	1.21	807,703	7,484	1.24

Total interest earning assets	$9,166,570	661,324	9.64%	$9,630,969	758,061	10.52%

Interest bearing liabilities:
Lines of credit — parent	$43,434	956	2.94%	$50,471	868	2.30%
Notes payable — parent	374,950	28,052	9.98	403,664	29,963	9.90
Notes payable on automobile secured financing	7,560,837	203,755	3.59	8,333,795	272,678	4.36
Other	314,450	3,344	1.42	163,270	902	0.74

Total interest bearing liabilities	$8,293,671	236,107	3.80%	$8,951,200	304,411	4.53%

Net interest income and interest rate spread		$425,217	5.84%		$453,650	5.99%

Net yield on average interest earning assets			6.20%			6.28%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q3 2004	Q2 2004	Q1 2004	Q4 2003	Q3 2003
		(Dollars in thousands, except per share amounts)
Earnings:
Net interest income	$148,775	$136,000	$140,442	$147,953	$157,420
Provision for credit losses	59,957	53,421	19,976	69,578	24,551
Noninterest income	36,517	34,732	49,144	31,812	49,855
Noninterest expense	62,174	61,630	58,916	62,714	57,563

Income before taxes	63,161	55,681	110,694	47,473	125,161
Income taxes	25,057	22,135	43,786	18,836	49,610

Net income	$38,104	$33,546	$66,908	$28,637	$75,551

Equity:
Earning per share - basic	$0.93	$0.82	$1.63	$0.70	$1.84
Earning per share - diluted	$0.93	$0.82	$1.63	$0.70	$1.84
Book value per share (period end) (1)	$24.13	$23.20	$22.39	$20.76	$20.04
Stock price per share (period end)	$46.55	$49.51	$43.32	$42.46	$37.03
Total equity to assets (1)	10.28%	10.30%	10.62%	8.72%	8.86%
Return on average equity (1)	15.69%	14.33%	30.21%	13.69%	38.45%
Average shares outstanding - diluted	41,080,978	41,079,727	41,078,787	41,078,684	41,076,405
Loan Portfolio:
Automobile contracts purchased	$1,799,106	$1,666,842	$1,585,173	$1,356,505	$1,683,402
Automobile contracts managed (period end)	$11,440,353	$11,113,148	$10,850,314	$10,596,665	$10,475,948
Number of accounts managed (period end)	869,038	853,193	840,566	826,122	818,125
Average automobile contracts managed	$11,268,695	$10,946,273	$10,726,048	$10,549,972	$10,284,067
Credit Quality:
Delinquency rate (30+ days)	2.24%	2.21%	1.91%	2.90%	2.70%
Repossessions to total contracts	0.06%	0.06%	0.06%	0.10%	0.11%
Net chargeoffs (annualized)	1.95%	1.73%	2.27%	2.64%	2.58%
Allowance to automobile contracts	2.64%	2.67%	2.70%	2.75%	2.75%
Operations:
Total assets	$9,631,069	$9,245,683	$8,653,690	$9,768,760	$9,276,534
Noninterest expense to average contracts	2.21%	2.25%	2.20%	2.38%	2.24%

(1)	Excludes other comprehensive income.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT September 30, 2004

Period (1)	2000-D	2001-A	2001-B(3)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3(3)	2003-4	2004-1 (3)	2004-2	2004-3
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%
3	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%
4	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%
5	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%
6	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%
7	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%
8	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%
9	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%
10	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%
11	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%
12	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%
13	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%
14	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%
15	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%
16	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%
17	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%
18	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%
19	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%
20	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%
21	3.59%	3.34%	3.19%	3.14%	3.15%	2.60%	2.52%	2.49%
22	3.78%	3.54%	3.34%	3.29%	3.31%	2.72%	2.62%	2.62%
23	3.96%	3.72%	3.49%	3.41%	3.45%	2.86%	2.74%	2.73%
24	4.18%	3.92%	3.62%	3.57%	3.58%	2.95%	2.83%
25	4.41%	4.10%	3.75%	3.73%	3.69%	3.03%	2.96%
26	4.58%	4.23%	3.87%	3.88%	3.80%	3.13%	3.08%
27	4.79%	4.36%	4.00%	4.04%	3.92%	3.22%
28	4.96%	4.47%	4.15%	4.20%	4.02%	3.33%
29	5.08%	4.56%	4.28%	4.35%	4.12%	3.41%
30	5.22%	4.67%	4.40%	4.46%	4.22%
31	5.34%	4.81%	4.52%	4.57%	4.30%
32	5.44%	4.92%	4.64%	4.69%
33	5.54%	5.04%	4.73%	4.77%
34	5.66%	5.13%	4.83%	4.85%
35	5.76%	5.24%	4.93%	4.92%
36	5.86%	5.31%	4.99%	5.01%
37	5.97%	5.39%	5.05%	5.09%
38	6.04%	5.45%	5.11%	5.16%
39	6.12%	5.50%	5.17%
40	6.19%	5.56%	5.24%
41	6.25%	5.61%	5.29%
42	6.28%	5.66%
43	6.32%	5.70%
44	6.36%	5.75%
45	6.40%
46	6.43%
47	6.46%
Prime Mix (2)	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.